UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 19, 2017 (September 14, 2017)

CHEMBIO DIAGNOSTICS, INC.
 (Exact name of registrant as specified in its charter)
Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant's Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 14, 2017, Chembio Diagnostics, Inc. (the "Company") entered into an employment agreement (the "Employment Agreement"), effective May 22, 2017, with Ms. Sharon Klugewicz to continue to serve as President, Americas Region for the Company, effective as of May 22, 2017 through May 22, 2018.  This Employment Agreement is described in Item 5.02, which description is incorporated by reference into this Item 1.01.
Item 5.02(b) and (c).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 14, 2017, effective as of May 22, 2017 (the "Effective Date"), the Company entered into an Employment Agreement with Ms. Sharon Klugewicz to continue to serve as the Company's President, Americas Region for an additional term of one year.  Ms. Klugewicz has served as the Company's President, Americas Region since October 11, 2016.  Under the recently-signed September 14, 2017 Employment Agreement, the Company will pay Ms. Klugewicz an annual base salary of $280,000, with the possibility of a discretionary, performance-based annual cash bonus of up to 37.5% of her base salary.
In the event Ms. Klugewicz's employment is terminated by reason of disability or for "cause," as defined in the Employment Agreement, all compensation, including her base salary, her right to receive a performance bonus, and the vesting of any unvested options, will cease as of her termination date, and Ms. Klugewicz will receive no severance benefits.  If the Company terminates Ms. Klugewicz's employment without cause or Ms. Klugewicz terminates her employment for a reasonable basis, as defined in the Employment Agreement (which includes involuntary termination within a six-month period upon a "Change of Control"), then the Company will pay Ms. Klugewicz her base salary for a period of six months as severance. The Employment Agreement also contains provisions prohibiting Ms. Klugewicz from (i) soliciting the Company's employees for a period of 24 months following her termination, (ii) soliciting the Company's customers, agents, or other sources of distribution of the Company's business for a period of twelve months following her termination, and (iii) except where termination is involuntary upon a "Change in Control", for a period of 12 months following termination of the Employment Agreement, engaging or participating in any business that directly competes with the business activities of the Company in any market in which the Company is in business or plans to do business.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.
In addition, on September 17, 2017, the Company's Board Of Directors granted Ms. Klugewicz incentive stock options, pursuant to the Company's 2014 Stock Incentive Plan, to purchase 10,000 shares of the Company's common stock, with the exercise price equal to the closing price of the stock on September 15, 2017, and with options to purchase 5,000 shares to be exercisable on each of May 22, 2018 and May 22, 2019, respectively.  If not exercised sooner, the options expire on May 22, 2022.
Ms. Klugewicz has served as President Americas Region of the Company since October 11, 2016.  She served as COO for the Company since May 2014.  Prior to joining the Company in September 2012, Ms. Klugewicz, served as Senior Vice President, Scientific & Laboratory Services at Pall Corporation (NYSE:PLL), a world leader in filtration, separation and purification technologies. Prior to that, Ms. Klugewicz held a number of positions at Pall Corporation over her 21-year tenure there, including in the Pall Life Sciences Division, in Marketing Product Management, and Field Technical Services, which included a position as Senior Vice President, Global Quality Operations. Ms. Klugewicz holds an M.S. in Biochemistry from Adelphi University and a B.S. in Neurobiology from Stony Brook University.
At the present time, Ms. Klugewicz also is serving as acting CEO of the Company, during the time that John J. Sperzel III, the Company's CEO, is on medical leave, while Mr. Sperzel is at the same time being involved in various matters on behalf of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 19, 2017           Chembio Diagnostics, Inc.

By:
Richard J. Larkin
Chief Financial Officer
Executive Vice President